UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 6, 2018

U.S. PHYSICAL THERAPY, INC.
(Exact name of registrant as specified in its charter)

Nevada	1-11151	76-0364866
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1300 West Sam Houston Parkway South, Suite 300, Houston, Texas	77042
(Address of Principal Executive Offices)	(Zip Code)
Registrant's telephone number, including area code: (713) 297-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Compensatory Arrangements of Executive Officers.

On April 6, 2018, the Compensation Committee approved and adopted the following incentive plans, effective April 9, 2018, for the Senior Management which includes Mr. Christopher Reading, Chief Executive Officer ("CEO"), Mr. Lawrance McAfee, Chief Financial Officer ("CFO"), Mr. Glenn McDowell, Chief Operating Officer - West ("COO West") and Mr. Graham Reeve, Chief Operating Officer – East ("COO East"), hereinafter referred to jointly as "Executives".

•	Objective Long-Term Incentive Plan for Senior Management for 2018

•	Discretionary Long-Term Incentive Plan for Senior Management for 2018

•	Objective Cash/RSA Bonus Plan for Senior Management for 2018

•	Discretionary Cash/RSA Bonus Plan for Senior Management for 2018

The above plans are included as Exhibits 99.1, 99.2, 99.3 and 99.4 to this report. The discussions set forth below are qualified in their entirety by reference to such exhibits.

Objective Long- Term Incentive Plan for Senior Management for 2018 ("Objective LTIP"). Under the Objective LTIP, Executives have an opportunity to receive restricted stock awards ("RSAs") under the 2003 Stock Incentive Plan (as amended) (the "2003 Plan"), to be granted by the Compensation Committee (as the term "Committee" is defined in Section 1.8 of the 2003 Plan) in the first quarter of 2019. The following maximum amounts of RSAs may be granted under this Objective LTIP based on the Company's 2018 consolidated pre-tax income (before charges/credits for changes in Redeemable Non-Controlling interests and any extraordinary items and after consideration of the compensation expense required to be reported in 2018 related to this Objective Bonus Plan and all other management incentive plans):   CEO = 11,000 shares; CFO = 5,500 shares; COO East = 5,500 shares; and COO West 5,500 shares.   For a complete description of the Objective LTIP refer to Exhibit 99.1, which plan is incorporated herein by reference.

Discretionary Long-Term Incentive Plan for Senior Management for 2018 ("Discretionary LTIP").  The Committee may, in its judgment and at its sole discretion, grant RSAs under the 2003 Plan, based on its evaluation of an individual Executive's performance and the collective corporate performance for 2018.   The following shall be the maximum amount of shares that may be awarded under this program to each specified participant:   CEO = up to 11,000 shares; CFO = up to 5,500 shares; COO West = up to 5,500 shares; and COO East = up to 5,500 shares. For a complete description of the Discretionary LTIP refer to Exhibit 99.2, which plan is incorporated herein by reference.

Objective Cash/RSA Bonus Plan for Senior Management for 2018 ("Objective Cash/RSA Bonus Plan"). Under the Objective Cash/RSA Bonus Plan, Executives have an opportunity to receive a bonus of up to 75% of the Executive's annual base salary for 2018 ("Base") based on  the Company's 2018 consolidated pre-tax income (before charges/credits for changes in Redeemable Non-Controlling interests and any extraordinary items and after consideration of the compensation expense required to be reported in 2018 related to this Objective Bonus Plan and all other management incentive plans). This bonus is payable either in cash or by a grant of RSAs, as determined by the Committee in its sole discretion.   The Base for Mr. Reading is $740,000, Mr. McAfee $480,000, Mr. McDowell $480,000 and Mr. Reeve $450,000. For a complete description of the Objective Cash/RSA Bonus Plan refer to Exhibit 99.3, which plan is incorporated herein by reference.

Discretionary Cash/RSA Bonus Plan for Senior Management for 2018 ("Discretionary Cash/RSA Bonus Plan"). Under the Discretionary Cash/RSA Bonus Plan, each Executive has the potential to be awarded a bonus of up to 50% of his Base, payable either in cash or by a grant of RSAs, as determined by the Committee in its sole discretion.   This Discretionary Cash/RSA Bonus Plan shall be administered by the Committee and the Compensation Committee shall have the sole authority to grant awards and establish the amounts payable under this plan, make all determinations and interpret and construe all of the terms of this plan.   For a complete description of the Discretionary Cash/RSA Bonus Plan refer to Exhibit 99.4, which plan is incorporated herein by reference.

Item 9.01	FINANCIAL STATEMENTS AND EXHIBITS

Exhibits	Description of Exhibits

99.1	U. S. Physical Therapy, Inc. Objective Long-Term Incentive Plan for Senior Management for 2018, effective April 9, 2018.
99.2	U. S. Physical Therapy, Inc. Discretionary Long-Term Incentive Plan for Senior Management for 2018, effective April 9, 2018.
99.3	U. S. Physical Therapy, Inc. Objective Cash/RSA Bonus Plan for Senior Management for 2018, effective April 9, 2018.
99.4	U. S. Physical Therapy, Inc. Discretionary Cash/RSA Bonus Plan for Senior Management for 2018, effective April 9, 2018.

** Furnished herewith.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. PHYSICAL THERAPY, INC.

Dated: April 12, 2018	By:	/s/ LAWRANCE W. MCAFEE
Lawrance W. McAfee
Chief Financial Officer
(duly authorized officer and principal financial and accounting officer)